Calculation of Filing Fee Tables
N-2
Carlyle Credit Income Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Shares of Beneficial Interest (Common Shares)	457(o)
		Equity	Preferred Shares	457(o)
		Other	Subscription Rights for Common Shares	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 34,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 34,525.00
Offering Note
[1]	(1) There are being registered hereunder an unspecified number or aggregate principal amount (as applicable) of the registrant's common shares, preferred shares, debt securities, and subscriptions rights for common shares as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed the amount described in footnote (3) below. (2) Includes rights to acquire Common Shares under subscription rights. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date